Exhibit 99.1

ARMSTRONG WORLD INDUSTRIES, INC.

EQUITY AND CASH INCENTIVE PLAN

Effective as of June  16, 2022

1.    Purpose. The Armstrong World Industries, Inc. Equity and Cash Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, key employees, consultants and advisors of Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), and its subsidiaries and affiliates, by providing them with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range achievements.

The Plan is the successor to the 2016 Long-Term Incentive Plan (the “2016 Plan”), which is the successor to the 2011 Long-Term Incentive Plan (the “2011 Plan”). No additional grants will be made under the 2016 Plan after the Effective Date. Outstanding grants under the 2011 Plan and the 2016 Plan (the “Prior Plans”) shall continue in effect according to their terms, consistent with the applicable Prior Plan and grant agreements.

2.    Administration.

(a)    Committee. The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company ( the “Board of Directors”) from among its members (which may be the Management Development and Compensation Committee or a subcommittee thereof) and shall be comprised, unless otherwise determined by the Company’s Board of Directors, solely of not less than two (2) members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the common stock of the Company (“Common Stock”) is at the time primarily traded.

(b)    Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and the Committee has sole discretionary authority to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

(c)    Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

(d)    Delegation and Advisers. The Committee may delegate to one or more of its members, to one or more officers or members of management, or to one or more agents such administrative duties as it may deem advisable; provided, that such delegation does not adversely affect the exemption provided by Rule 16b-3 of the Exchange Act, if so intended, and provided that such delegation complies with applicable law and applicable stock exchange requirements. The Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

3.    Participants.

(a)    Participants will consist of such officers and key employees of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries and affiliates (“Consultants”) shall be eligible to participate in the Plan if the Consultants render bona fide services to the Company or its subsidiaries and affiliates, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Consultants do not directly or indirectly promote or maintain a market for the Company’s securities, as determined by the Committee in its sole discretion. Consultants are eligible to receive all Benefits under the Plan except Incentive Stock Options as described in Section 6, below. Members of the Board of Directors who are not employees of the Company and its subsidiaries and affiliates shall not be eligible to participate in the Plan.

(b)    Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits. Benefits granted pursuant to a particular Section of the Plan need not be uniform as among the participants. For purposes of the Plan, the term “employee” excludes any person who is classified by the Company as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an employee for purposes of this Plan, unless the Committee determines otherwise.

4.    Type of Benefits; Vesting Restrictions.

(a)    Benefits under the Plan may be granted in any one or a combination of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Stock Units and (v) Cash Awards (each as described below, and collectively, the “Benefits”). Benefits may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 hereof. Benefits granted under the Plan may be evidenced by an agreement (which need not be identical) that may provide additional terms and conditions associated with such Benefits, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail.

(b)    Benefits granted under the Plan shall include regular vesting schedules that provide that no portion of a Benefit will vest earlier than one year from the date of grant. Subject to adjustments made in accordance with Section 14(a) below, up to five percent (5%) of the shares of Common Stock subject to the share reserve set forth in Section 5(a) as of the Effective Date may be granted without regard to the minimum vesting requirement.

(c)    Benefits under the Plan shall be made conditional upon the participant’s acknowledgement, in writing or by acceptance of the Benefit grant, that all decisions and determinations of the Committee shall be final and binding on the participant, his or her successors and any other person having or claiming an interest under such Benefit grant.

(d)    The Committee shall have discretion to accelerate vesting in connection with a participant’s death, disability, retirement, involuntary termination without Cause, in the event of a Change in Control or a corporate transaction or event described in Section 14(a), or in other circumstances as the Committee deems appropriate.

5.    Common Stock Available Under the Plan.

(a)    Aggregate Limitations.

(i)     Subject to adjustments made in accordance with Section 14(a) hereof, the maximum number of shares of Common Stock that may be issued pursuant to Benefits granted under this Plan shall be 1,750,000 shares of Common Stock. In addition, the shares of Common Stock that remained available for grants under the 2016 Plan as of the Effective Date, plus any shares of Common Stock subject to outstanding grants under the Prior Plans that terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, vested or paid under the Prior Plans after the Effective Date, shall be available for issuance under this Plan.

(ii)    The number of shares of Common Stock reserved for award and issuance under this Plan (A) shall be reduced on a one-for-one basis for each share of Common Stock subject to a Stock Option or Stock Appreciation Right and (B) shall be reduced by a fixed ratio of 1.6 shares of Common Stock for each share of Common Stock subject to a Restricted Stock Award or Stock Unit granted under the Plan.

(b)    Source of Shares. Shares of Common Stock issued under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan.

(c)    Share Counting.

(i)    If and to the extent Stock Options or Stock Appreciation Rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised (including stock options granted under the Prior Plans that terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised on or after the Effective Date), and if and to the extent that any Restricted Stock Awards or Stock Units are forfeited or terminated, or otherwise are not paid in full (including restricted stock awards and stock units granted under the 2016 Plan that are forfeited or terminated, or otherwise are not paid in full on or after the Effective Date), the shares reserved for such grants shall again be available for purposes of the Plan. Shares of Common Stock withheld or surrendered in payment of the exercise price of a Stock Option, and shares withheld or surrendered for payment of taxes with respect to Stock Options and Stock Appreciation Rights, shall not be available for re-issuance under this Plan. Shares withheld or surrendered for payment of taxes with respect to Benefits other than Stock Options and Stock Appreciation Rights shall be available for re-issuance under the Plan. If Stock Appreciation Rights are granted, the full number of shares subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of shares actually issued upon exercise of the Stock Appreciation Rights. To the extent that any Benefits are paid in cash, and not in shares of Common Stock, such Benefits shall not count against the share limits described above in Section 5(a).

(ii)    The share counting rules in this Section 5(c) shall apply with respect to grants, exercises, forfeitures and other actions that occur with respect to Benefits granted under this Plan, and with respect to grants made under the Prior Plans that terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, vested or paid under the Prior Plans on or after the Effective Date, and the ratios described in Section 5(a) shall be used for calculating the number of shares available for re-issuance under the Plan pursuant to this Section 5(c).

(iii)     For the avoidance of doubt, if shares of Common Stock are repurchased on the open market with the proceeds of the exercise price of Stock Options, such shares may not again be made available for issuance under the Plan.

(d)    Acquisitions. In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any outstanding equity grants with respect to stock of the acquired company may be assumed or replaced by Benefits under the Plan upon such terms and conditions as the Committee determines in its sole discretion. Shares of Common Stock subject to any such outstanding grants that are assumed or replaced by Benefits under the Plan in connection with an acquisition (“Substitute Awards”) shall not reduce the Plan’s share reserve as described above in Section 5(a), consistent with applicable stock exchange requirements. Notwithstanding any provision of the Plan to the contrary, Substitute Awards shall have such terms as the Committee deems appropriate, including without limitation exercise prices or base prices on different terms than those described herein. In the event that the Company assumes a shareholder-approved equity plan of an acquired company, available shares of Common Stock under such assumed plan (after appropriate adjustments to reflect the transaction) may be issued pursuant to Benefits under this Plan and shall not reduce the Plan’s share reserve as described above in Section 5(a), subject to applicable stock exchange requirements.

6.    Stock Options.

(a)    Generally. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be “incentive stock options” (“Incentive Stock Options”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Consultants are not eligible to receive Incentive Stock Options under the Plan. All of the authorized shares as described in Section 5(a) may be granted as Incentive Stock Options. Each Stock Option granted under the Plan shall be subject to such terms and conditions, including vesting and exercisability, as the Committee may impose from time to time, subject to the limitations set forth in the Plan. Stock Options may constitute Performance-Based Awards, as described in Section 11 hereof. No dividends or Dividend Equivalents shall be payable with respect to a Stock Option.

(b)    Exercise Price. Each Stock Option granted hereunder shall have a per-share exercise price as the Committee may determine on the date of grant. The per share exercise price of a Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the date of grant.

(c)    Exercise of Options. A participant may exercise a Stock Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The participant shall pay the exercise price of the Stock Option (i) in cash, (ii) if permitted by the Committee, by the withholding of shares of Common Stock subject to the exercisable Stock Option, which have a Fair Market Value on the date of exercise equal to the exercise price, (iii) if permitted by the Committee, by delivering shares of Common Stock owned by the participant and having a Fair Market Value on the date of exercise equal to the exercise price or by attestation to ownership of shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iv) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (v) by such other method as the Committee may approve. Shares of Common Stock used to exercise a Stock Option shall have been held by the participant for any requisite period of time to avoid adverse accounting consequences to the Company with respect to the Stock Option, as determined by the Committee. Payment for the shares pursuant to the Stock Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(d)    Exercise Period. No Stock Option granted under the Plan shall be exercisable later than ten (10) years after the date it is granted. Notwithstanding the foregoing, unless the Committee determines otherwise, if a vested Nonqualified Stock Option would terminate at a time when trading in Common Stock is prohibited by law or by the Company’s insider trading policy, the vested Stock Option may be exercised until the thirtieth (30th) day after expiration of such prohibition (but not beyond the original term). All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement on the date of grant.

(e)    Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or of a parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively) on the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed one hundred thousand dollars ($100,000), provided, however, that if such one hundred thousand dollars ($100,000) limit is exceeded, the excess Incentive Stock Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted.

(f)    Additional Limitations on Incentive Stock Options for Ten Percent Shareholders. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively), unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

7.    Stock Appreciation Rights.

(a)    Generally. The Committee may, in its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, as determined by the Committee, in an amount equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over (ii) the Fair Market Value of such shares of Common Stock on the date the Stock Appreciation Right is granted, or other higher specified amount, all as determined by the Committee. If a Stock Appreciation Right is granted in tandem with a Stock Option at the date of grant of the Stock Option, the designated base amount in the grant agreement shall reflect the Fair Market Value on the date such Stock Option and Stock Appreciation Right were granted, or a higher specified amount as determined by the Committee. In any event, the base amount of each Stock Appreciation Right shall not be less than the per-share Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right. Each Stock Appreciation Right granted under the Plan shall be subject to such terms and conditions, including vesting and exercisability, as the Committee shall impose from time to time, subject to the limitations set forth in the Plan. If a Stock Appreciation Right is granted in connection with a Stock Option, the Stock Appreciation Right shall become exercisable, be transferable and shall expire according to the same vesting, transferability and expiration rules as the corresponding Stock Option, unless the Committee determines otherwise. Stock Appreciation Rights may constitute Performance-Based Awards, as described in Section 11 hereof. No dividends or Dividend Equivalents shall be payable with respect to a Stock Appreciation Right.

(b)    Exercise Period. No Stock Appreciation Right granted under the Plan shall be exercisable later than ten (10) years after the date it is granted. Notwithstanding the foregoing, unless the Committee determines otherwise, if a vested Stock Appreciation Right would terminate at a time when trading in Common Stock is prohibited by law or by the Company’s insider trading policy, the vested Stock Appreciation Right may be exercised until the thirtieth (30th) day after expiration of such prohibition (but not beyond the original term). All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

8.    Restricted Stock Awards.

(a)    Generally. The Committee may, in its discretion, grant Restricted Stock Awards consisting of Common Stock issued or transferred to participants with or without other payments therefor.

(b)    Payment of the Purchase Price. If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee. Restricted Stock Awards may also be made in consideration of services rendered to the Company or its subsidiaries or affiliates.

(c)    Additional Terms. Restricted Stock Awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate, including without limitation (i) Change in Control, (ii) restrictions on the sale or other disposition of such shares, and (iii) the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, the participant’s competition with the Company, or the participant’s breach of other obligations to the Company. Restricted Stock Awards may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that any stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d)    Rights as a Shareholder. The participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to vote the shares. At the discretion of the Committee, both cash dividends and stock dividends with respect to the Restricted Stock may be credited to the participant’s account, and interest may be credited on the amount of cash dividends credited at a rate and subject to such terms as determined by the Committee; provided that cash dividends and stock dividends shall vest only if and to that the underlying Restricted Stock Award vests. The cash dividends or stock dividends credited by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the participant upon the release of restrictions on such shares and, if such share is forfeited, the participant shall have no right to such cash dividends or stock dividends.

9.    Stock Units.

(a)    Generally. The Committee may, in its discretion, grant Stock Units to participants hereunder. Stock Units may be subject to such terms and conditions, including vesting and provisions applicable to a Change in Control as the Committee determines appropriate. Stock Units may constitute Performance-Based Awards, as described in Section 11 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock or in cash at such time as the grant agreement shall specify. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right and the terms and conditions applicable to Dividend Equivalent Rights; provided that any Dividend Equivalent Right underlying a Stock Unit shall vest and be paid only if and to the extent the underlying Stock Unit vests and is paid.

(b)    Settlement of Stock Units. Shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash equal to the value of the shares of Common Stock which would otherwise be distributed to the participant or partly in cash and partly in shares of Common Stock.

(c)    Definitions. A “Stock Unit” means a notional account representing one (1) share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

10.    Cash Awards. The Committee may, in its discretion, grant awards to be settled solely in cash (“Cash Awards”). Cash Awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate. Cash Awards may constitute Performance-Based Awards, as described in Section 11 hereof.

11.    Performance-Based Awards.

(a)    Generally. Benefits that are granted, vest or become exercisable based on the attainment of performance objectives are referred to as “Performance-Based Awards”. As determined by the Committee in its sole discretion, the granting, vesting or exercisability of such Performance-Based Awards shall be based on achievement of performance objectives that are based on one or more of the business criteria described below, with respect to one or more business units or the Company and its subsidiaries as a whole, or other criteria as the Committee deems appropriate. The Committee shall establish in writing the performance objectives applicable to a given period.

(b)    Business Criteria. The Committee shall use performance goals based on one or more of the following business criteria, individually or in combination, or such other criteria as the Committee deems appropriate: (i) net earnings; (ii) earnings per share; (iii) sales; (iv) operating income; (v) earnings before interest and taxes (EBIT); (vi) earnings before interest, taxes, depreciation and amortization (EBITDA); (vii) cash flow; (viii) working capital targets; (ix) return on equity; (x) return on capital; (xi) market price per share; (xii) total return to shareholders, (xiii) price-earnings multiples, (xiv) revenue, (xv) number of days sales outstanding in accounts receivable, (xvi) productivity, (xvii) margin, (xviii) net capital employed, (xix) growth in assets, (xx) unit volume, (xxi) market share, (xxii) economic value, (xxiii) environmental, social, governance, diversity and inclusion; (xxiv) relative performance to a comparison group designated by the Committee based on any of the foregoing criteria, or (xxv) strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(c)    Modification of Performance-Based Awards. With respect to any Benefits intended to be Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal, except as otherwise determined by the Committee to be in the best interests of the Company, and the Committee shall not increase the amount of compensation payable thereunder upon the attainment of such performance goal. The Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested or exercisable upon the attainment of such performance goal, based on such terms and conditions as the Committee deems appropriate. Notwithstanding the foregoing, the Committee may make such changes to performance goals and Performance-Based Awards as the Committee deems appropriate in the event of a change in corporate capitalization, corporate transaction or other corporate event, or as the Committee otherwise determines in the best interests of the Company.

(d)    Impact of Unusual or Infrequently Occurring Items or Changes in Accounting. To the extent applicable, subject to the following sentence and unless the Committee determines otherwise, the determination of the achievement of performance goals shall be determined based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements. The Committee may provide for appropriate adjustment as it deems appropriate, including for one or more of the following items: asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; changes in commodity prices; severance, contract termination, and other costs related to exiting, modifying or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; gains and losses in connection with the termination or withdrawal from a pension plan; stock compensation costs and other non-cash expenses; any unusual or infrequently occurring items as described in applicable Accounting Standards Codification opinions or in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s annual report to shareholders for the applicable year; and any other specified non-operating items as determined by the Committee in setting performance goals.

12.    Foreign Laws. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 12, and no action may be taken, which would result in a violation of the Exchange Act, the Code or any other applicable law.

13.    Certain Terminations of Employment; Forfeitures.

(a)    Forfeiture of Unsettled Benefits. The Committee may determine that any or all Benefits which have not been settled under this Plan may be forfeited or reduced if:

(i)    the Committee determines that forfeiture or reduction is appropriate on account of an accounting restatement of the Company’s financial statements that is required as a result of material non-compliance with financial reporting requirements under U.S. securities laws and generally accepted accounting principles;

(ii)    the participant commits any of the following, as determined by the Committee, in its sole discretion,: (A) felony or a crime involving moral turpitude; (B) fraud, dishonesty, misrepresentation, theft, or misappropriation of funds with respect to the Company or any of its subsidiaries or affiliates; (C) violation of the Code of Conduct or employment policies of the Company or any of its subsidiaries or affiliates, as in effect from time to time; (D) breach of any written noncompetition, confidentiality or nonsolicitation covenant of the participant with respect to the Company or any of its subsidiaries or affiliates; or (E) gross negligence or willful, deliberate or gross misconduct in the performance of the participant’s duties with the Company or any of its subsidiaries or affiliates, in each case above in this Section 13(a)(ii), that results in significant financial or reputational harm to the Company;

(iii)    during the participant’s employment or service with the Company and its subsidiaries and affiliates and for a period of one (1) year thereafter, the participant engages in any business or enters into any employment relationship which the Committee in its sole discretion determines to be either directly or indirectly (A) competitive with any aspect of the business of the Company with respect to which the participant had responsibility for, or access to, confidential information within 12 months before the participant’s termination of employment or service with the Company or (B) substantially injurious to the Company’s business interests, in each case in any geographic area in which the Company conducts business with respect to which the participant had responsibility for, or access to, confidential information within 12 months before the participant’s termination of employment or service with the Company (a “Restricted Business”);

(iv)    during the participant’s employment or service with the Company and its subsidiaries and affiliates and for a period of two (2) years thereafter, the participant solicits any person who was a customer of the Company or any of its subsidiaries or affiliates with respect to any Restricted Business, or solicits potential customers of the Company or any of its subsidiaries or affiliates who are or were identified through leads developed during the course of the participant’s employment or service with the Company or any of its subsidiaries or affiliates with respect to any Restricted Business, or otherwise diverts or attempts to divert any existing business of the Company or any of its subsidiaries or affiliates;

(v)    during the participant’s employment or service with the Company and its subsidiaries and affiliates and for a period of two (2) years thereafter, the participant directly for the participant or for any third party, solicits, induces, recruits or causes another person in the employment of the Company or any of its subsidiaries or affiliates to terminate such employee’s employment with the Company and its subsidiaries and affiliates; or

(vi)    during the participant’s employment or service or thereafter, the participant breaches any written confidentiality, non-solicitation or non-competition covenant with the Company or a subsidiary or affiliate.

The activities described in subsections (i) through (vi) above are hereafter referred to as “Injurious Conduct,” as such definition may be modified for a particular grant and set forth in the applicable grant agreement. The foregoing provisions shall apply in addition to any provisions of the Plan or a grant agreement that apply in the event of termination for Cause.

(b)    Forfeiture of Settled Benefits. If the Committee determines that a participant has engaged in Injurious Conduct as described in Section 13(a), the Committee may in its discretion require the participant to return to the Company any Common Stock or cash received in settlement of any Benefit under this Plan. If the Common Stock acquired in settlement of a Benefit has been disposed of by the participant, then the Company may require the participant to pay to the Company the economic value of the Common Stock as of the date of disposition.

(c)    Timing. Unless the grant agreement provides otherwise, the Committee shall exercise the right of forfeiture provided to the Company in this Section 13 within one-hundred and eighty (180) days after the Company’s discovery of the Injurious Conduct activities giving rise to the Company’s right of forfeiture.

(d)    Determination from the Committee. A participant may make a request to the Committee in writing for a determination regarding whether any proposed business or activity would constitute Injurious Conduct. Such request shall fully describe the proposed business or activity. The Committee shall respond to the participant in writing and the Committee’s determination shall be limited to the specific business or activity so described.

(e)    Condition Precedent. Unless the Committee or any agreement providing for Benefits under this Plan shall otherwise provide, no Benefit shall be deemed awarded to any participant under this Plan unless and until the participant agrees to the applicability of this Section 13.

(f)    Enforceability. The purpose of this Section 13 is to protect the Company and its subsidiaries and affiliates from Injurious Conduct. The Company shall have the right to seek injunctive relief, in addition to any other existing rights provided in the Plan, any grant agreement or by operation of law, without the requirement of posting bond. The remedies provided in this Section 13 shall be in addition to any legal or equitable remedies existing at law or provided for in any other agreement between the participant and the Company or any of its subsidiaries or affiliates, and shall not be construed as a limitation upon, or as an alternative or in lieu of, any such remedies. To the extent that this Section 13 is not fully enforceable as written, the unenforceable provisions shall be modified so as to provide the Company with the fullest protection permitted by law. The Committee may waive any provisions of this Section  13, as the Committee deems appropriate.

14.    Adjustment Provisions; Change in Control.

(a)    Adjustment. Benefits granted under the Plan and any agreements evidencing such Benefits, and the maximum number of shares of Common Stock that may be issued under the Plan as stated in Section 5(a), shall be subject to mandatory adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such Benefits or as otherwise determined by the Committee to be equitable:

(i)    in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, spinoffs, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Benefit, or

(ii)    in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

Any adjustment in Incentive Stock Options under this Section 14 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, except as otherwise determined by the Committee, and any adjustments under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any adjustment to Nonqualified Stock Options or Stock Appreciation Rights shall be made in accordance with the requirements of Sections 409A and 424 of the Code, as applicable. The adjustments of Benefits under this Section 14(a) shall include adjustment of shares, exercise price, base price, performance goals or other terms and conditions, as appropriate. The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(b)    Effect of a Change in Control on Benefits. The following provisions shall apply in the event of a Change in Control:

(i)    Unless the Committee determines otherwise, if there is a Change in Control of the Company, and if participants’ Benefits remain outstanding after the Change in Control (or are assumed by, or converted to similar benefits with equivalent value as of the date of the Change in Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the Company or its successor terminates a participant’s employment without Cause upon or within two (2) years after the Change in Control, the participant’s outstanding Stock Options and Stock Appreciation Rights shall vest and become exercisable, any restrictions on Restricted Stock Awards shall lapse, and Stock Units or Cash Awards shall become payable. In that event, Performance-Based Awards will vest and be payable at their target value unless the Committee determines otherwise.

(ii)    Unless the Committee determines otherwise, if there is a Change in Control of the Company, and if participants’ Benefits do not remain outstanding after the Change in Control (and are not assumed by, or converted to similar benefits with equivalent value as of the date of the Change in Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), then all outstanding Stock Options and Stock Appreciation Rights shall immediately vest and become exercisable, any restrictions on Restricted Stock Awards shall lapse, and Stock Units and Cash Awards shall become payable as of the date of the Change in Control. In that event, Performance-Based Awards will vest and be payable at their target value unless the Committee determines otherwise.

(iii)    Notwithstanding the foregoing, the Committee may establish such other terms and conditions relating to the effect of a Change in Control on Benefits as the Committee deems appropriate. In addition to other actions, in the event of a Change in Control of the Company, the Committee may take any one or more of the following actions with respect to any or all outstanding Benefits, without the consent of any participant: (A) the Committee may determine that outstanding Stock Options and Stock Appreciation Rights shall be fully exercisable, restrictions on outstanding Restricted Stock Awards shall lapse, and Stock Units and Cash Awards shall become payable, as of the date of the Change in Control or at such other time as the Committee determines, (B) the Committee may require that participants surrender their outstanding Stock Options and Stock Appreciation Rights for cancellation in exchange for one or more payments by the Company, in cash, Common Stock or other property (including the property, if any, payable in the transaction), as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the participant’s unexercised Stock Options and Stock Appreciation Rights exceeds the exercise price or base amount, as applicable, and on such terms as the Committee determines, (C) after giving participants an opportunity to exercise their outstanding Stock Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Stock Options and Stock Appreciation Rights at such time as the Committee deems appropriate, (D) with respect to participants holding Stock Units or Cash Awards, the Committee may determine that such participants shall receive one or more payments in settlement of such Stock Units or Cash Awards, in such amount and form and on such terms as may be determined by the Committee, or (E) the Committee may determine that Benefits that remain outstanding after the Change in Control shall be converted to similar Benefits of the surviving corporation (or a parent or subsidiary of the surviving corporation). Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the per share exercise price or base amount of a Stock Option or Stock Appreciation Right, the Company shall not be required to make any payment to the participant upon surrender of the Stock Option or Stock Appreciation Right. Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(c)    Definitions. For purposes of this Plan, the following terms have the following meanings:

(i)    “Change in Control” of the Company shall be deemed to have occurred if the event set forth in any one of the following sections shall have occurred:

(A)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of subsection (C) below;

(B)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(C)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (I) a merger or consolidation immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(D)    there is consummated a complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred (i) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions or (ii) by virtue of the consummation of a spin-off of any business line or business unit of the Company or a sale of (or similar transaction with respect to) all or substantially all of the assets that comprise a business line or business unit of the Company. The Committee may provide in a grant agreement for another definition of Change in Control as necessary to comply with Section 409A of the Code.

(ii)    “Affiliate” shall mean with respect to any Person, any other Person that, at any time that a determination is made hereunder, directly or indirectly, controls, is controlled by, or is under common control with such first Person. For the purpose of this definition, “control” shall mean, as to any Person, the possession, directly or indirectly, of the power to elect or appoint a majority of directors (or other persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(iii)    “Beneficial Owner” and “Beneficially Own” shall have the meaning set forth in Rules 13d-3 and 13d-5 promulgated under the Exchange Act or any successor provision.

(iv)    “Person” shall mean any individual, entity or group, including any “person” or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision.

(v)    “Cause” shall mean the participant’s commission of any of the following, as determined by the Committee, in its sole discretion: (A) felony or a crime involving moral turpitude; (B) fraud, dishonesty, misrepresentation, theft, or misappropriation of funds with respect to the Company or any of its subsidiaries or affiliates; (C) violation of the Code of Conduct or employment policies of the Company or any of its subsidiaries or affiliates, as in effect from time to time; (D) breach of any written noncompetition, confidentiality or nonsolicitation covenant of the participant with respect to the Company or any its subsidiaries or affiliates; or (E) gross negligence or misconduct in the performance of the participant’s duties with the Company or any of its subsidiaries or affiliates.

15.    Nontransferability. Benefits granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in the grant agreement and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, and subject to applicable law, a grant agreement for a Benefit other than an Incentive Stock Option may permit the transferability of the Benefit by a participant solely for charitable purposes or to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, without consideration, subject to any restriction included in the grant agreement for the Benefit.

16.    Other Provisions. The award of any Benefit under the Plan may be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits (subject to Section 4(b)), or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment or service in addition to those specifically provided for under the Plan.

17.    Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, “Fair Market Value” on any given date means (i) if the Common Stock is listed on a national securities exchange on a last sale basis, the closing price reported as having occurred on the such date, or, if there is no sale on such date, then on the last preceding date on which such a sale was reported, or (ii) if the Common Stock is not listed on a national securities exchange on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately.

18.    Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit or require a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by having the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, or permit a participant to pay such withholding taxes by tendering shares of Common Stock held by the participant. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the participant’s minimum applicable tax withholding amount.

19.    Duration, Amendment and Termination.

(a)    Amendment and Termination. The Company, by action of its Board of Directors, may amend the Plan from time to time or suspend or terminate the Plan at any time; provided, however, that the Board of Directors shall not amend the Plan without approval of the shareholders of the Company if such approval is required (i) in order to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements or (ii) in order to comply with Section 19(b) below. No amendment or termination of this Plan shall, without the consent of the participant, materially impair any rights or obligations under any Benefit previously granted to the participant under the Plan, unless such right has been reserved in the Plan or the grant agreement, or except as provided in Section 20(f) below. Notwithstanding anything in the Plan to the contrary, the Board of Directors may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b)    No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spinoff, combination, or exchange of shares), the Company may not, without obtaining shareholder approval, (i) amend the terms of outstanding Stock Options or Stock Appreciation Rights to reduce the exercise price of outstanding Stock Options or the base amount of outstanding Stock Appreciation Rights, (ii) cancel outstanding Stock Options or Stock Appreciation Rights in exchange for other awards or Stock Options or Stock Appreciation Rights with an exercise price or base amount, as applicable, that is less than the exercise price or base amount, as applicable, of the original Stock Options or Stock Appreciation Rights or (iii) cancel outstanding Stock Options or Stock Appreciation Rights with an exercise price or base amount, as applicable, above the current stock price in exchange for cash, Common Stock or other securities.

(c)    Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth (10th) anniversary of the Effective Date, unless the Plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to outstanding Benefits. Incentive Stock Options shall not be granted after the date that is ten (10) years after the date on which the Board of Directors adopts the Plan or the Effective Date, whichever is earlier.

20.    Miscellaneous.

(a)    Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any participant the right to be retained in the employ or service of the Company or any of its subsidiaries or affiliates.

(b)    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

(c)    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(d)    Company Policies; Holding Requirements. All Benefits granted under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company’s Board of Directors from time to time. Participants who are subject to the Company’s stock ownership policy must hold a portion of the net after-tax shares received upon vesting, exercise or payment of Benefits under this Plan until the applicable stock ownership guidelines are met, in accordance with the Company’s stock ownership policy.

(e)    Requirements for Issuance of Shares. No Common Stock shall be issued in connection with any Benefit hereunder unless and until all legal requirements applicable to the issuance of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Benefit granted to any participant hereunder on such participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Common Stock as the Committee shall deem necessary or advisable, and any certificates representing such shares may be legended to reflect any such restrictions. Certificates, if any, representing shares of Common Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No participant shall have any right as a shareholder with respect to Common Stock covered by a Benefit until shares have been issued to the participant.

(f)    Compliance with Law. The Plan, the exercise of Stock Options or Stock Appreciation Rights and the obligations of the Company to issue or transfer shares of Common Stock in accordance with Benefits granted under the Plan shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Benefit granted under the Plan if it is contrary to law or modify a Benefit to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to participants. The Committee may also, in its sole discretion, agree to limit its authority under this Section.

(g)    Benefits in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Benefits under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Benefits to employees thereof who become employees of the Company or its subsidiaries or affiliates, or for other proper corporate purposes, or (ii) limit the right of the Company to make stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may grant Substitute Awards to an employee of another corporation who becomes an employee of the Company or its subsidiaries or affiliates by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Benefits may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(h)    Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Benefits shall be construed and administered such that the Benefit either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies the requirements of Section 409A of the Code. If a Benefit is subject to Section 409A of the Code,

(A) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (B) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (C) unless the Benefit specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (D) in no event shall a participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. Any Benefit granted under the Plan that is subject to Section 409A of the Code and that is to be distributed to a specified employee, as described in Section 409A of the Code, upon separation from service shall be administered so that any distribution with respect to such Benefit shall be postponed for six (6) months following the date of the participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within thirty (30) days after the end of the six (6)-month period. If the participant dies during such six (6)-month period, any postponed amounts shall be paid within ninety (90) days of the participant’s death. Notwithstanding anything in this Plan or any grant agreement to the contrary, each participant shall be solely responsible for the tax consequences of Benefits under this Plan, and in no event shall the Company or any subsidiary or affiliate have any responsibility or liability if any Benefit does not meet the applicable requirements of Section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Benefit complies with any provision of federal, state, local or other tax law.

(i)    Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania (regardless of the law that might otherwise govern under applicable Pennsylvania principles of conflict of laws).

(j)    Effective Date. The Plan is effective as of June 16, 2022, subject to shareholder approval (the “Effective Date”).